INTEGRATED LIVING COMMUNITIES, INC.

                             10065 Red Run Boulevard
                             Owings Mills, MD 21117

                                              March  27, 1996
                                                    ---

The Homestead Company, L.C.
151 Wittier, Suite 2000
Wichita, Kansas 67207
Att'n.: Jack West

         Re: Options to Receive Assignments of Various Land Contracts
             --------------------------------------------------------

Dear Mr. West:

        This letter agreement is intended to acknowledge and evidence the agreement between The Homestead Company, L.C. ("Homestead"), and the undersigned, Integrated Living Communities, Inc. ("ILC"), with respect to the various contracts and agreements described in Exhibit A annexed hereto (each, a "Contract and collectively the "Contracts"), entered into by Homestead, as buyer, and various property owners, as sellers, concerning the sale of various parcels of real property which are more particularly described in the Contracts (each, a "Property" and collectively, the "Properties"). Homestead and ILC hereby agree as follows:

         1. Homestead hereby grants and conveys to ILC an Irrevocable and exclusive right and option ("Option") with respect to each of the Contracts to receive an assignment of all of the buyer's right, title and interest in; to and under any and all of the Contracts, from Homestead upon the following terms and conditions.

         2. The Option with respect to a Contract may be exercised by ILC in the manner herein specified at any time prior to the last date on which a closing of title ("Closing") can take place under, and pursuant to, that Contract. The period during which an Option may be exercised with respect to a particular Contract is herein referred to as the "Option Period".

         3. ILC shall exercise an Option with respect to a particular Contract by giving notice thereof, written or oral, (the
                "Exercise Notice") to Homestead at any time during the applicable Option Period.

         4. Upon ILC's request following the giving of the Exercise Notice with respect to a Contract and at or before the Closing under such Contract, Homestead shall assign such Contract to ILC, or to any person or entity designated by ILC to receive such assignment, which assignment shall be in form and content acceptable to ILC.

         5. ILC shall pay to Homestead, in consideration of the assignment of a Contract to ILC, a purchase price (the "Purchase Price") equal to the sum of (i) the aggregate amounts theretofore paid as deposits or down payments by Homestead under such Contract on account of the purchase price required to be paid thereunder by the buyer at the Closing and not theretofore reimbursed or returned to Homestead, and (ii) all costs and expenses theretofore incurred by Homestead in connection with the development of the Property which is the subject of such Contract, which costs and expenses were funded under the hereinafter defined Loan Agreement, plus, in the event the Option is being exercised as to all of the Contracts not theretofore assigned pursuant to this letter agreement, accrued interest (not yet due and payable) on such principal balance ("Interest") pursuant to the Revolving Credit and Security Agreement dated March 18, 1996 between Homestead, as Borrower, and Integrated Health Services Retirement Management, Inc. ("IHSRM"), as Lender (the "Loan Agreement"). The entire Purchase Price will be payable at the Closing.

        6. The parties hereto acknowledge that as of the date hereof the Contracts are encumbered by a blanket lien and security interest in favor of IHSRM pursuant to the Loan Agreement and that it is intended that each Contract as to which the Option is exercised shall be assigned to ILC or its designee free and clear of all liens, encumbrances and security interests. Accordingly, in order to facilitate such an assignment, (i) Homestead hereby directs that payment of the Purchase Price be made directly to IHSRM or application by IHSRM in reduction of the principal balance due under the Loan Agreement and accrued and unpaid interest thereon and (ii) IHSRM by its signature below agrees that upon its receipt of an amount equal to the Purchase Price in connection with an assignment of a Contract to TLC or its designee, IHSPM will release such Contract from the lien and security interest created under the Loan Agreement and will apply said amount in reduction of the principal balance of the Loan Agreement and, in the event that all of the Contracts or the last remaining Contract(s) encumbered by such lien and security interest is being assigned, accrued and unpaid interest on such principal balance as aforesaid, upon, and only upon, the assignment of the Contract. It Is understood and agreed that the validity of the Loan Agreement, the continuing lien and security interest created thereunder on any and all unassigned Contracts and the obligations of Homestead thereunder shall in no way be terminated, affected or impaired by reason of the release, exchange, substitution and/or subordination by IHSRM of the lien and security interest on the assigned Contract or the failure by IHSRM to exercise, or its delay in exercising any right or remedy it may have with respect to such lien and security interest on such Contract.

        7. The consummation of the assignment of a Contract by Homestead shall occur at the offices of the attorney for ILC on the date as designated by ILC in the Exercise Notice (the "Closing Date"). At the closing, Homestead shall execute and deliver to ILC, or to any person or entity designated by ILC to receive such assignment, an assignment of all right, title and interest of the purchaser under the Contract, free and clear of all liens and encumbrances whatsoever.

        8. Homestead hereby further covenants and agrees that from and after the date hereof Homestead shall not take any action under any of the Contracts without the prior written consent of ILC.


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


        9. The rights and obligations of ILC hereunder shall be assignable. The parties to this letter agreement mutually agree that it shall be binding upon and enure to the benefit of the parties hereto, their successors and assigns.

       10. Any amendment to this letter agreement shall not be binding upon any of the parties hereto unless such amendment is in writing and executed by all parties hereto. The parties hereto agree that such documents as may be legally necessary or otherwise appropriate to carry out the terms of this letter agreement shall be executed and delivered by each party at or before the closing.

        If the above terms are acceptable, kindly so indicate by executing this letter agreement and its enclosed counterparts and returning it to the undersigned.

                                             Very truly yours,

                                             INTEGRATED LlVING
                                             COMMUNITIES, INC.


ACKNOWLEDGED AND AGREED                      By:  /s/Edward J. Komp
TO AS OF THE DATE FIRST SET                       -----------------
FORTH ABOVE                                       Name:  Edward J. Komp
                                                  Title: CEO
THE HOMESTEAD COMPANY, L.C.


By:  /s/Jack West
     ---------------------
     Name:  Jack West
     Title: CEO                              11.  In the event ILC exercises any
                                                  of its options hereunder,  ILC
                                                  agrees to retain Homestead as
                                                  the developer of the property
                                                  under Homestead's usual and
Lender under the Loan Agreement                   customary terms.
- -------------------------------

INTEGRATED HEALTH SERVICES
RETIREMENT MANAGEMENT, INC.


By:  /s/Eleanor C. Harding
     -----------------------------
     Name:  Eleanor C. Harding
     Title: SVP - Financing







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


                                    EXHIBIT A


      Real Estate Contract dated as of March 15, 1996 between JOHNSON IMPERIAL HOME Co. OF HASTINGS, as Seller, and THE HOMESTEAD COMPANY, L.C., as Buyer, concerning the purchase and sale of the real property legally described therein, together with all easements, rights-of-way, privileges, hereditaments and rights appurtenant thereto, and all improvements attached thereto and more particularly described therein.

      Real Estate Contract dated as of February 27, 1996 between LEFTOVER LAND, LTD., as Seller, and THE HOMESTEAD COMPANY, L.C., as Buyer, together with Addendum to Purchase Agreement between said Seller and said Buyer of even date therewith, concerning the purchase and sale of the real property legally described therein, together with all easements, rights-of-way, privileges, hereditaments and rights appurtenant thereto, and all improvements attached thereto and more particularly described therein.

      Real Estate Contract dated as of March 12, 1996 between MENNONITE HOUSING REHABILITATION SERVICES, INC., as Seller, and THE HOMESTEAD COMPANY, L.C., as Buyer, concerning the purchase and sale of the real property legally described therein, together with all easements, rights-of-way, privileges, hereditaments and rights appurtenant thereto, and all improvements attached thereto and more particularly described therein.

      Real Estate Contract dated as of March 1, 1996 between RICHARD SMITH and FRAN JABARA d/b/a SOUTHTOWN, as Seller, and THE HOMESTEAD COMPANY, L.C., as Buyer, concerning the purchase and sale of the real property legally described therein, together with all easements, rights-of-way, privileges, hereditaments and rights appurtenant thereto, and all improvements attached thereto and more particularly described therein.

      Real Estate Contract dated as of March 1, 1996 between THE HOMESTEAD OF MANHATTAN, L.C., as Seller, and THE HOMESTEAD COMPANY, L.C., as Buyer, concerning the purchase and sale of the real property legally described therein, together with all easements, rights-of-way, privileges, hereditaments and rights appurtenant thereto, and all improvements attached thereto and more particularly described therein.

      Real Estate Contract dated as of February 28, 1996 between DR. A. W. KHAN, as Seller, and THE HOMESTEAD COMPANY, L.C., as Buyer, concerning the purchase and sale of the real property legally described therein, together with all easements, rights-of-way, privileges, hereditaments and rights appurtenant thereto, and all improvements attached thereto and more particularly described therein.

      Real Estate Contract dated as of February 12, 1996 between THE ABUNDANT LIFE CHRISTIAN CENTER, as Seller, and THE HOMESTEAD COMPANY, L.C., as Buyer, concerning the purchase and sale of the real property legally described therein, together with all easements, rights-of-way, privileges, hereditaments and rights appurtenant thereto, and all improvements attached thereto and more particularly described therein,

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


      Real Estate Contract dated as of March 15, 1996 between JOHNSON IMPERIAL HOME CO. [OF KEARNEY], as Seller, and the HOMESTEAD COMPANY, L.C., as Buyer, concerning the purchase and sale of the real property legally described therein, together with all easements, rights-of-way, privileges, hereditarnents and rights appurtenant thereto, and all improvements attached thereto and more particularly described therein.

      Real Estate Contract dated as of March 15, 1996 between THE KANSAS LAND COMPANY, as Seller, and the HOMESTEAD COMPANY, L.C., as Buyer, concerning the purchase and sale of the real property legally described therein, together with all easements, rights-of-way, privileges, hereditaments and rights appurtenant thereto, and all improvements attached thereto and more particularly described therein.

      Real Estate Contract dated as of March 15, 1996 between MR. TOM SPRINGFIELD, as Seller, and THE HOMESTEAD COMPANY, L.C. as Buyer, concerning the purchase and sale of the real property legally described therein, together with all easements, rights-of-way, privileges, hereditaments and rights appurtenant thereto, and all improvements attached thereto and more particularly described therein.








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